THE COMPANIES ACT 2006

ISLE OF MAN

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

LIFEZONE METALS LIMITED

INTERPRETATION

1.1 In these Articles:-

"the Act" means the Companies Act 2006 as amended from time to time;

"Articles" means the Articles of Association of the Company in force from time to time.

"the Company" means this company;

"Board" means the Board of Directors;

"Class" in relation to categories of membership means a class of Members where the Members of such class have identical rights, privileges, limitations and conditions;

"Director" means a Director of the Company.

"Distribution" means the direct or indirect transfer of assets being the property of the Company to or for the benefit of one or more Members whether of income or of capital and includes a dividend;

"Member" means a person or persons jointly and who is the holder of s share(s) in the Company and whose name or joint names is entered into the Register of Shareholders of the Company from time to time;

"Memorandum" means the Memorandum of Association of the Company as amended from time to time.

"General Meeting" means a meeting of the whole of the Members of the Company convened in accordance with the provisions of these Articles.

"Memorandum" means the Memorandum of Association of the Company in force from time to time.

"person" includes a body corporate.

"Par Value" means one united states dollar or its equivalent in the lawful currency of the Isle of Man.

"Seal" means the Common Seal of the Company;

"Share" means a share issued by the Company.

"Shareholder" means a Member

"Share Premium" means the difference between amount paid to the Company in consideration of the issue of Shares and the par value of such Shares.

"Solvency Test" means the solvency test referred to in section 49 of the Act.

"Voting Rights" means the rights to vote on a resolution attached to each Member from time to time.

"writing" means any form of legible communication including communications legible on an electronic screen or telephone provided that any such form must be capable of being preserved and of being printed on paper either immediately or subsequently.

When any provision of the principal Act is referred to the reference is that provision as modified by any statute for the time being in force.

Unless the context otherwise requires, expressions defined in the principal Act or any statutory modification thereof in force at the date at which these regulations become binding on the Company shall have the meanings so defined.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in visible form.

Any references to the masculine gender shall be deemed to include the feminine gender and vice versa.

The Singular case shall also include the plural and vice versa.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, computer word processing and all other modes of representing or reproducing words in visible form.

1.2 The provisions of the Companies (Model Articles) Regulations 2006 shall not apply to this Company.

MEMBERSHIP

2.1 The membership of the Company shall consist of:

a. The subscribers to the Memorandum of Association;
b. Such persons as the Directors shall admit to membership of the Company being the holders of one or more Shares in the Company.

2.2 The fact that the name of a person has been entered in the Register of Shareholders shall be conclusive evidence of that person's membership and class of membership.

2.3 If at any time the share capital is divided into different classes of shares, the rights attached to any class may be varied with the consent in writing of the three-fourths of the holders of three-fourths of the issued shares of a class of shareholders, and with the sanction of a Resolution passed by not less than three quarters of the votes cast at a separate General Meeting of the Members. To every such separate class meeting the provisions of these Articles pertaining to General Meetings shall apply, but so that the necessary quorum shall be two persons at least present in person or by proxy unless the Company has only one member and the quorum shall be one.

2.4 Any preference shares may be issued on the terms that they are redeemable or are liable to be redeemed at the option of the Company or the holder thereof.

2.5 Each Shareholder shall hold at least one share in the Company, and each shall have the right to attend and vote at all General Meetings of the Company. At all Meetings where a Shareholder is entitled to vote, each Shareholder shall have one vote for each share that he holds.

SHARES

3.1 Unless otherwise resolved by the Directors, each share issued shall have a Par Value of one united states dollar.

3.2 The Directors may resolve to and the Company may purchase redeem or otherwise acquire its own shares for any consideration at any time.

3.3 No share may be issued for a consideration less than the Par Value thereof. Any amount paid in excess of such Par Value shall be deemed to be share premium and shall be accounted for in a share premium account.

3.4 The Directors may resolve to issue new shares which may be subject to the same provisions as the original subscriber shares. The consideration for the issues of such shares may be in any manner determined by the Directors.

3.5 Except as required by law no person shall be recognised by the Company as holding any share upon trust, and the Company shall not be bound by or recognise any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share, or (except only as by these presents otherwise expressly provided) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

3.6 Shares shall be unnumbered.

3.7 The Company may not issue bonus or nil or partly paid shares.

3.8 Every person whose name is entered as a member in the Register of Shareholders shall, without payment, be entitled to a certificate specifying the share or shares held by him, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

3.9 If a share certificate is defaced, lost, or destroyed, the Directors may authorise its renewal on payment of such fee, and on such terms as to evidence and indemnity, and the payment of such out-of-pocket expenses of the Company for investigating evidence as they may determine fit.

REGISTER OF SHAREHOLDERS

4.1 The Directors of the Company shall keep a Register of Shareholders. In the event there being more than one Class of Shareholders, the Register of Shareholders shall be sub-divided into sub-registers containing the details of the members of each Class of Shareholder. In each such Register and/or sub-register shall be set out the full name and address of each Shareholder, and the details and dates relating to the issue, acquisition, transfer, disposition of shares.

4.2 The Register of Shareholders may be kept in such form as the Directors may determine provided that it must be capable of being printed on paper at any time.

TRANSFER AND TRANSMISSION OF SHARES

5.1 Any Shareholder may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve, which shall be signed or otherwise executed by the transferor and contain the name and address of both the transferor and the transferee. The transfer document shall then be sent to the registrar or such other person as the directors may determine. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Shareholders in respect thereof.

5.2 Upon receipt of the transfer document the registrar shall register the transfer in the Register of Shareholders of the Company.

5.3 The legal personal representatives of a deceased sole holder of a share shall be the only persons recognised by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the share.

5.4 Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be properly required by the Directors, have the right, either to be registered as a

member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made.

REDEMPTION OF SHARES

6.1 The Company may purchase, redeem or otherwise acquire its own Shares for any consideration provided that the Company continues to have at least one Shareholder at all times.

6.2 Unless Shares are expressed to be redeemable, the Company may not purchase, redeem or otherwise acquire them other than pursuant to:

6.2.1 an offer to all Shareholders which, if accepted, would leave the relative rights of the Shareholders unaffected and which would afford to each Shareholder a period of not less than fourteen days within which to accept the offer; or

6.2.2 an offer to the one or more Shareholders to which all Shareholders have consented in writing and in respect of which the Directors have resolved that in their opinion the transaction will benefit the remaining Shareholders and the terms of the offer are fair and reasonable to the Company and the remaining Shareholders.

6.3 The Company may not offer to purchase, redeem or otherwise acquire Shares unless the Directors are satisfied that the Company will immediately after such purchase, redemption or other acquisition satisfy the Solvency Test.

6.4 Unless the Directors resolve otherwise, Shares that the Company purchases, redeems or otherwise acquires shall be cancelled.

GENERAL MEETINGS

7.1 The Directors may, whenever they think fit, convene a Shareholders' General Meeting. Upon receipt of a petition signed by Shareholders capable of exercising not less than 10% (ten per cent) of the voting rights at such meetings the Registered Agent shall convene a Shareholders' General Meeting. Meetings may be convened in any location convenient for the purpose.

7.2 In respect of any General Meeting, not less than fourteen days' notice at the least shall be given (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day, and the hour of the meeting and the general nature of the business to all Shareholders and Directors and the Registered Agent of the Company.

7.3 The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by any Shareholder or Director shall not invalidate the proceedings at any meeting.

7.4 Notice of the meeting may be dispensed with where all the persons entitled to receive such notice assent thereto in writing.

7.5 A Director and the Registered Agent may attend and speak at any General Meeting notwithstanding that he may not be a Shareholder.

PROCEEDINGS AT GENERAL MEETINGS

8.1 No business shall be transacted at any General Meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Two Shareholders present in person or by proxy shall be a quorum unless the Company shall have only one member and the quorum shall be one.

8.2 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the Registered Agent, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder present shall be a quorum.

8.3 The Shareholders present shall choose one of the Directors to be the Chairman, or if no Director is present or is prepared to take the chair, then they shall choose some Shareholder present or the Registered Agent to be chairman of the meeting.

8.4 The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business transacted at an adjourned meeting.

8.5 A General Meeting may be held whereby the persons present may participate in the meeting by means of telephonic or similar communications whereby all persons participating in the meeting can hear each other and participation in a meeting of this manner shall be deemed to constitute presence in person at such meeting. The location of such a telephonic meeting shall be deemed to be the place at which the Chairman of the meeting was located at the time of such meeting.

8.6 At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is demanded (before or on the declaration of the result of the show of hands) by:-

a. The Chairman; or

b. at least two Shareholders present in person or by proxy and entitled to vote at the meeting unless the Company has only one member and the quorum shall be one.

8.7 Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minute book of the Company shall be conclusive evidence thereof without proof of the

number or the proportion of the votes recorded in favour of or against such resolution.

8.8 The demand for a poll may be withdrawn.

8.9 If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

8.10 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote notwithstanding that he may not have been entitled to a vote on the original poll.

8.11 A poll demanded on the election of a Chairman or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs.

8.12 The following persons shall have the right to speak at a General Meeting of Shareholders:

a. Each and every Shareholder registered as such at the commencement of the meeting, whether such Shareholder is a sole or joint Shareholder
b. Each and every Director and Alternate Director
c. The Registered Agent or its duly appointed representative
d. The auditor of the Company if an auditor has been appointed
e. Any person invited to speak by the Chairman of the Meeting

8.13 The Chairman may at his sole discretion limit the amount of time allotted to any speaker and may at his sole discretion prevent any speaker from continuing after such allotted time by such means as may be appropriate.

8.14 A representative of a body corporate may be required to submit to the Chairman a document evidencing his appointment by such body corporate under the seal of such body corporate or in such form as may have the like effect. A representative unable to produce such a document shall be excluded from the proceedings.

VOTES OF SHAREHOLDERS

9.1 On a show of hands every Shareholder entitled to vote and being present in person shall have one vote.

9.2 On a poll every Shareholder entitled to vote and being present in person shall have one vote for each Share registered in his name at the commencement of the meeting.

9.3 In the case of joint Shareholders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint members; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

9.4 A Shareholder in respect of whom an order has been made by any court having jurisdiction (whether in the Isle of Man or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis, or other person authorised in that behalf appointed by the court, and any such receiver, committee or curator bonis, or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be produced at the venue of the General Meeting not less than ten minutes before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid, unless all those present at the meeting resolve that such instruments shall be treated as valid.

9.5 No Shareholder shall be entitled to vote at any General Meeting unless all monies presently payable to the Company by such member have been paid provided that this article shall not be applicable to monies due consequent upon the normal course of business and such account is not overdue.

9.6 A resolution in writing, signed by every Shareholder of the Company, for the time being entitled to receive notice of and to attend and vote at General meetings (or being corporations by their duly appointed representatives), shall have the same effect and validity as a unanimous resolution of the Shareholders passed at a General Meeting of the Company duly convened and held. Such resolution in writing may be contained in one or several documents in like form each signed by one or more Shareholders.

9.7 A resolution in writing, signed by every Shareholder in a class of Shareholders of the Company, for the time being entitled to receive notice of and to attend and vote at such a class meetings (or being corporations by their duly appointed representatives), shall have the same effect and validity as a unanimous resolution of the Shareholders of that class passed at a class meeting duly convened and held. Such resolution in writing may be contained in one or several documents in like form each signed by one or more Shareholders in such class.

PROXY

10.1 On a poll votes may be given either personally or by proxy.

10.2 The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

10.3 The instrument appointing a proxy and the authority (if any) under which it is signed, or a certified copy of such authority, shall be produced at the venue of the General Meeting (or class meeting) not less than ten minutes before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid, unless all those present at the meeting resolve that such instruments shall be treated as valid.

10.4 An instrument appointing a proxy may be in the following form, or any other form which the Directors shall approve:-

Lifezone Metals Limited

I, of
being a [ ] Shareholder of Lifezone Metals Limited
hereby appoint
of as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the day of 20 and at any adjournment thereof.

Signed this day of 20 ,

....

10.5 The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

DIRECTORS

11.1 Unless and until otherwise determined by the Company in General Meeting, the number of Directors shall be not less than one and no Director need be a Member of the Company. Any Person having legal personality and legally responsible for his own affairs and not otherwise excluded may be a Director.

11.2 A Director being a corporate person shall and a director being incapable of participating because of force majeure may appoint a representative by a document in writing.

11.3 The first Directors shall be appointed by the Shareholders either upon or within one month of incorporation and thereafter the Directors may be appointed by a resolution of the Shareholders at a General Meeting or by a resolution of the Directors.

11.4 A Director shall continue in office unless and until he ceases to hold office pursuant to Article 13.1 hereinafter contained.

11.5 The remuneration of the Directors shall from time to time be determined by the Directors.

11.6 The Directors shall be entitled to be repaid all travelling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as Directors.

POWERS AND DUTIES OF DIRECTORS

12.1 The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company, and may exercise all such powers of the Company, as are not, by the Act, or by these Articles, required to

be exercised by the Company in General Meeting, but no resolution passed by the Shareholders of the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been passed.

12.2 The Directors may from time to time appoint one or more of their body to the office of Managing Director or Manager for such term and at such remuneration as they may think fit.

12.3 The Directors from time to time, and at any time, may provide through Local Boards, Attorneys, or Agencies for the management of the affairs of the Company abroad, and may appoint any persons to be members of such Local Boards or as Attorneys or Agents, and may remove any persons so appointed and appoint others in their place, and may fix their remuneration.

12.4 The Directors from time to time, and at any time, may delegate to any such local authority, attorney or agent, any of the powers, authorities and discretions for the time being vested in the Directors (and not exceeding those vested in or exercisable by the Directors under these Articles), and any such delegation may be made on such terms and for such period and subject to such conditions as the Director may think fit, and may include a power to sub-delegate all or any of the powers, authorities and discretions vested in them, and any such powers of delegation may contain such provisions for the protection and convenience of persons dealing with any such local authority, attorney or agent as the Directors may think fit. The Directors may at any time annul or vary any such delegation, but no person dealing in good faith and without notice to such annulment or variation shall be affected thereby.

12.5 The Directors may from time to time at their discretion raise or borrow any sum or sums of money for the purposes of the Company and may raise or secure the repayment of such money in such manner, and upon such terms and conditions as they may think fit.

DISQUALIFICATION OF DIRECTORS

13.1 The office of a Director shall be vacated:

a. If by notice in writing to the Company resign the office of Director.
b. If a Director be absent from the meetings of the Directors during a continuous period of six months without special leave of absence from the other Directors, and the Directors pass a Resolution that he has by reason of such absence vacated office.
c. If a Director he become bankrupt or insolvent or enter into any arrangement with his creditors.
d. If a Director is prohibited from being a Director by reference to section 91(7) or 93(1) of the Act.
e. If by reason of mental or physical disorder a Director becomes incapable of managing his affairs.

13.2 Pursuant to section 96 of the Act, a Director may be removed from office by a Resolution passed at a General Meeting. A Director may also be removed from office by a unanimous resolution of the remaining Directors.

13.3 A Director may hold any other office or place of profit under the Company, upon such terms as to remuneration, tenure of office and otherwise as may be determined by the Board.

13.4 No Director shall be disqualified by his office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting, or being interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding office or the fiduciary relationship thereby established, but a director shall disclose the nature of his interest in any contract or arrangement in which he is interested, and it is expressly declared that a Director may as a Director vote in respect of any contract which he may make with the Company or in which he may be so interested and if he does so vote shall be counted and he may be reckoned for the purpose of constituting a quorum of Directors.

13.5 The Company may from time to time in General Meeting determine the number of Directors.

PROCEEDINGS OF DIRECTORS

14.1 The Directors may meet together for the despatch of business, adjourn, and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may at any time summon a meeting of the Directors giving reasonable notice.

14.2 The quorum necessary for the transaction of business of the Directors may be fixed by the Directors and unless so fixed shall be two, unless the Company has one Director.

14.3 If and whenever the number of Directors shall be reduced below two (except where a Company has one Director) it shall be the duty of the remaining Director to appoint one or more Directors, and pending such appointment any other powers vested in the Directors by statute or otherwise shall be suspended.

14.4 The Directors may elect from among their number upon such terms as they consider appropriate a Chairman who shall preside at all their meetings. If no such chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

14.5 If at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose any other Director present to be Chairman of the meeting.

14.6 The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

14.7 A committee may elect a Chairman of its meetings; if no such Chairman is elected or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

14.8 A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in case of an equality of votes the Chairman shall have a second or casting vote.

14.9 All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.10 The Directors shall cause minutes to be made in the books provided for the purpose of recording:-

a. all appointments of officers made by the Directors.
b. the names of the Directors present at each meeting of the Directors and of any committee of the Directors.
c. all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

14.11 The minutes of meetings of Directors (and committees of Directors) and of Shareholders and documents relative thereto shall be kept at the Registered Office of the Company or at such address as the Directors shall determine. In the event that the records are not kept at the Registered Office of the Company, the Directors shall notify the Registered Agent of their location.

14.12 A resolution in writing, signed by every member of the Board of Directors, shall have the same effect and validity as a resolution of the Directors duly passed at a meeting of the Directors duly convened and constituted.

14.13 Any Director or member of a committee of the Directors may participate in a meeting of the Directors or such committee by means of telephonic or similar communications whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. The location of such a telephonic meeting shall be deemed to be the place at which the Chairman of the meeting was located at the time of that meeting.

14.14 A Director may appoint an Alternate Director and such appointment shall have effect and such appointee, while he holds office as an Alternate Director, shall be entitled to

notice of meetings of the Directors, and in the absence of the Director whom he represents, to attend and vote thereat accordingly, but he shall vacate office if and when the Director who appointed him vacates office as a Director, or the Alternate Director is removed from office by the Director who appointed him.

14.15 Every person acting as an Alternate Director shall be an officer of the Company and shall not be deemed to be the agent of the Director whom he represents. The remuneration of any Alternate Director shall be payable out of the remuneration payable to the Director who appointed him and shall consist of such portion of the last-mentioned remuneration as shall be agreed between the Alternate Director and the Director who appointed him.

INDEMNITY

15.1 Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any loss, damage, or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.

15.2 The Directors may execute, in the name or on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of Company such debenture or mortgage of the Company's property (present and future) as they think fit, and such mortgage may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon.

SEAL

16.1 Unless the directors resolve that the Company do have a Common Seal, the Company shall not have any Common Seal.

16.2 If the Company do adopt a Common Seal, the Seal of the Company shall be used only by the authority of the Directors and every instrument to which the Seal shall be affixed shall be signed in the presence of any two Directors, or such other persons as the Directors may appoint for the purpose; and the Directors or other persons as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

AGENTS AND OFFICERS

17.1 The Company may if the Directors or the Shareholders in General Meeting so resolve change the location of its Registered Office or change its Registered Agent

17.2 The Directors may create officers of the Company with such titles and duties and terms of office as they may consider expedient.

REGISTER OF CHARGES

18.1 The Company shall maintain at its Registered Office a register of charges in which there shall be entered the particulars of every mortgage, charge or other encumbrance created by the Company over any of its property. It shall comprise:-

i. the date of creation of the charge or if the charge is a pre-existing charge on property acquired by the Company, the date of acquisition of the property.
ii. a short description of the liability secured by the charge
iii a short description of the property charged
iv. the name and address of the chargee
v. if there is a trustee for the security, the name and address of the trustee
vi. details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge
vii. any variation in the terms of the charge, and
viii. if any charge ceases to affect the property of the Company

RECORDS

19.1 The Company shall maintain the following records.

a. copy of the signed Memorandum and Articles of Association currently in force.
b. Register of Shareholders
c. Register of Directors
d. Register of Charges
e. Copies of all notices and other document filed with the registrar of companies in the previous six years
f. Accounting records required to be maintained by the Act
g. Minutes of meetings of the Directors and of the Shareholders

19.2 The records described in Article 19.1 shall be kept at the office of the Registered Agent or at such address as the Directors may resolve provided that any such address and any changes thereto shall be notified without delay to the Registered Agent in writing.

DISTRIBUTION OF NET PROFIT

20.1 The Directors may from time to time determine that any amount for the time being standing to the credit of the Company's Net Profit Account, or Revenue Reserves, may be capitalised and transferred to the Capital Reserves of the Company.

20.2 The Directors may resolve that a dividend be paid from the distributable profits of the Company. Such dividend may be paid at any time and in such manner as the Directors shall resolve, provided that each share shall carry an equal entitlement to benefit.

ACCOUNTS

21.1 The Directors shall cause proper books of account to be kept with respect to:-

a. All sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place,

b. All sales and purchases of goods by the Company; and

c The assets and liabilities of the Company.

21.2 The Directors shall from time to time determine whether and to what extent and at what times and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of the Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in General Meeting.

21.3 The Shareholders may by resolution in General Meeting require the Directors to have the accounts audited and presented to the Shareholders in General Meeting in accordance with the accounting standards applied in the Isle of Man Companies Acts 1931-2004.

21.4 The Auditor shall be appointed by the Shareholders in General Meeting or by the Directors. Any resolution of the Shareholders in this matter shall take precedence over a resolution of the Directors.

NOTICES

22.1 A notice may be given by the Company to joint Shareholders by giving the notice to the joint Member named first in the Register of Shareholders.

22.2 Notice of every General Meeting shall be given in some manner hereinbefore authorised to:-

a. every Shareholder except those Shareholders who have not supplied to the Company an address for the giving of notices to them, and also to:

b. every Director of the Company and the Registered Agent of the Company.

c. every person entitled to receive notice under any provision of the Act.

TERMINATION OF COMPANY - WINDING UP

23.1 The Company may by a resolution of the Shareholders resolve that the Company be wound up voluntarily and shall appoint a Liquidator for such purpose.

23.2 The Liquidator may with the sanction of a resolution of the Shareholders, divide among the Shareholders pro rata to their share holdings the whole of the assets of the Company and such distribution may be *in specie* either in whole or in part and for this purpose the Liquidator may value any assets and determine how such distribution is to be effected. The Liquidator may also with the sanction of a resolution of the Shareholders vest the whole or any part of the assets in trusts for the benefit of the Shareholders.

Names and Addresses & Description of Subscribers
Harbour Limited Commerce House 1 Bowring Road Ramsey Isle of Man IM8 2LQ Private Limited Company

Dated this 8th day of December 2022

Witness to the above signature

Name: Natalie Killey
Address: Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ